KENILWORTH FUND, INC.
                                  BY-LAWS

                                 ARTICLE I

                                 OFFICES

Section 1. The principal office of the Corporation shall be in the City of Chicago, County of Cook, State of Illinois. The Corporation shall also have offices at such other places as the Board of Directors may from time to time determine and the business of the Corporation may require.

                                ARTICLE II

                               STOCKHOLDERS

Section l. Shares of the Corporation. The issued shares of the Corporation shall be uncertificated shares which shall be maintained in book-entry form..

Section 2. Transfer of Stock. Shares of the stock of the Corporation shall be transferable only on the books of the Corporation by the person in whose name such shares are registered, or by his duly authorized transfer agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Corporation or its duly authorized transfer agent. No transfer shall be made unless and until the certificate issued to the transferor shall be delivered to the Corporation, or its duly authorized transfer agent, properly endorsed.

Section 3. Record Holder. The Corporation shall be entitled to treat the holder of record of any share or shares of its stock as the owner thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Illinois.

                                ARTICLE III

                         MEETINGS OF STOCKHOLDERS

  Section l. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of general business shall be held at the principal office of the Corporation, or at such other place within or without the State of Illinois as the Board of Directors may from time to time prescribe, in the month of March at such time as may be determined by the Board of Directors and as shall be designated in the notice of said meeting.
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Section 2.  Special Meetings.  Special meetings of the
stockholders may be called at any time by the President, and shall be called at any time by the President, or by the Secretary, upon the written request of a majority of the Board of Directors, or upon the written request of the holders of a majority of the shares of the stock of the Corporation issued and outstanding and entitled to vote at such meeting. Upon receipt of a written request from any person or persons entitled to call a special meeting, which shall state the object of the meeting, it shall be the duty of the President; or, in his absence, the Secretary, to call such a meeting to be held not less than ten days nor more than sixty days after the receipt of such request. Special meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Illinois as the Board of Directors may from time to time direct, or at such place within or without the State of Illinois as shall be specified in the notice of such meeting.

 Section 3. Notice of Meetings. Notice of the time and place of the annual or any special meeting of the stockholders shall be given to each stockholder entitled to notice of such meeting at least ten days prior to the date of such meeting. In the case of special meetings of the stockholders, the notice shall specify the object or objects of such meeting, and no business shall be transacted at such meeting other than that mentioned in the notice.

 Section 4. Record Date. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders, or the date for payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or for a period of not exceeding sixty days in connection with the obtaining of the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights of the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date as aforesaid.


Section 5. Shareholder List. At least ten days before every election of directors of the Corporation, the Secretary shall

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prepare and file in the office where the election is to be held a complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each stockholder and the number of voting shares held by him, and such list shall at all times, during the usual hours for business and during the whole time of said election, be open to the examination of any stockholder.

Section 6. Quorum. At all meetings of the stockholders a quorum shall consist of the persons representing a majority of the outstanding shares of the stock of the Corporation entitled to vote at such meeting. In the absence of a quorum no business shall be transacted except that the stockholders present in person or by proxy and entitled to vote at such meeting shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting on the date specified in the original notice. If a quorum is present at any meeting the holders of the majority of the shares of the Corporation issued and outstanding and entitled to vote at the meeting who shall be present in person or by proxy at the meeting shall have power to act upon all matters properly before the meeting, and shall also have power to adjourn the meeting to any specific time or times, and no notice of any such adjourned meeting need be given to stockholders absent or otherwise.

Section 7. Order of Business. At all meetings of the stockholders the following order of business shall be substantially observed, as far as it is consistent with the purpose of the meeting:

               Election of Directors
               Ratification or Rejection of Selection of Auditors
               New Business

 Section 8. Right To Vote By Proxy. At any meeting of the stockholders of the Corporation every stockholder having the right to vote shall be entitled, in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting unless such instrument provides for a longer period, to one vote for each share of stock having voting power registered in his name on the books of the Corporation.

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                                ARTICLE IV

                                DIRECTORS

Section l. Number of Directors. The Board of Directors shall consist of not less than three nor more than twelve members, who may be any persons, whether or not they hold any shares of the stock of the Corporation.

Section 2. Election of Directors. The directors shall be elected annually by the stockholders of the Corporation at their annual meeting, and shall hold office for the term of one year and until their successors shall be duly elected and shall qualify.

Section 3. Directors' Duties. The Board of Directors shall have the control and management of the business of the Corporation, and in addition to the powers and authority by these By-Laws expressly conferred upon them, may, subject to the provisions of the laws of the State of Illinois and of the Certificate of Incorporation, exercise all such powers of the Corporation and do all such acts and things as are not required by law or by the Certificate of Incorporation to be exercised or done by the stockholders.

Section 4. Directors' Vacancies. If the office of any director becomes or is vacant by reason of death, resignation, removal, disqualification or otherwise, the remaining directors may by vote of a majority of said directors choose a successor or successors who shall hold office for the unexpired term; provided that vacancies on the Board of Directors may be so filled only if, after the filling of the same, at least two-thirds of the directors then holding office would be directors elected to such office by the stockholders at a meeting or meetings called for the purpose. In the event that at any time less than a majority of the directors were so elected by the stockholders, a special meeting of the stockholders shall be held as promptly as possible and in any event within sixty days for the purpose of electing directors to fill any vacancy which has not been filled by the directors in office. Any other vacancies in the Board of Directors not filled by the directors may also be filled for an unexpired term by the stockholders at a meeting called for that purpose.

Section 5. Appointment of Officers. The Board of Directors shall have power to appoint, and at its discretion to remove or suspend, any officer, officers, managers, superintendents, subordinates, assistants, clerks, agents and employees, permanently or temporarily, as the Board may deem appropriate, and to determine their duties and to fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it may deem proper. No contract of employment for services to be rendered to the Corporation shall be of longer duration than two weeks, unless

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 such contract of employment shall be in writing, signed by the officers of the Corporation and approved by the Board of Directors.

Section 6. Delegation of Officers' Duties. In Case of the absence of an officer of the Corporation, or for any other reason which may seem sufficient to the Board of Directors, the Board may delegate his powers and duties for the time being to any other officer of the Corporation or to any director.

Section 7. Directors Committees. The Board of Directors may, by resolution or resolutions passed by the majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in such resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Any such committee shall keep regular minutes of its proceedings, and shall report the same to the Board when required.

Section 8.  Location of Books and Records.  The Board of
Directors may hold their meetings and keep the books of the Corporation, except the original or duplicate stock ledger, outside of the State of Illinois at such place or places as they may from time to time determine.

Section 9. Compensation. The Board of Directors shall have power to fix, and from time to time to change the compensation, if any, of the directors of the Corporation.

Section 10. Presentation of Business Condition. The Board of Directors shall present at each annual meeting of the shareholders, and, when called for by vote of the stockholders, at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                 ARTICLE V

                            DIRECTORS' MEETINGS

Section l. Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such times and places as may be determined by the Board.

Section 2. Special Meetings. Special meetings of the Board of Directors may be called at any time by the President, and shall be called by the President upon the written request of a majority of the members of the Board of Directors. Unless notice is

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 waived by all the members of the Board of Directors, notice of any special meeting shall be sent to each director at least twenty-four hours prior to the date of such meeting, and such notice shall state the time, place and object or objects of such special meeting.

Section 3. Quorum. Three members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting. The act of a majority of the directors present at any meeting where there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws.

Section 4. Order of Business. The order of business at meetings of the Board of Directors shall be prescribed from time to time by the Board.

                                ARTICLE VI

                            OFFICERS AND AGENTS

Section 1. Organizational Meeting. At the first meeting of the Board of Directors after the election of directors in each year, the Board shall elect a President, a Secretary and a Treasurer, and may elect or appoint one or more Vice presidents, Assistant Secretaries, Assistant Treasurers, and such other officers and agents as the Board may deem necessary and as the business of the Corporation may require.

Section 2. Term. The President and the chairman of the Board shall be elected from the membership of the Board of Directors, but other officers need not be members of the Board of Directors. Any two or more offices may be held by the same person except the office of the President. All officers of the Corporation shall serve for one year and until their successors shall have been duly elected and shall have qualifies; provided, however, that any officer maybe removed at any time, either with or without cause, by action of the Board of Directors.

Section 3. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

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                                ARTICLE VII

                            DUTIES OF OFFICERS

                                PRESIDENT

Section 1. Duties of President. The President shall be the chief executive officer and head of the Corporation, and in the recess of the Board of Directors shall have the general control and management of its business and affairs, subject, however, to the regulations of the Board of Directors. He shall preside at all meetings of the stockholders and shall be a member ex-officio of all standing committees.

Section 2. Calling of Meetings. The President shall call all special or other meetings of the stockholders and Board of Directors. In case the President shall at any time neglect or refuse to call a special meeting of the stockholders when requested so to do by a majority of the directors, or by the stockholders representing a majority of the stock of the Corporation, as is elsewhere in these By-Laws provided, then and in such case such special meeting shall be called by the Secretary, or in the event of his neglect or refusal to call such meeting, may be called by a majority of the directors or by the stockholders representing a majority of the stock of the Corporation, who desire such special meeting, as the case may be, upon notice as hereinbefore provided. In case the President shall at any time neglect or refuse to call a special meeting of the Board of Directors when requested to do so by a majority of the Directors, as is elsewhere in these By-Laws provided, then and in such case, such special meeting may be called by the majority of the directors desiring such special meeting, upon notice as hereinbefore provided.

                              VICE PRESIDENT

Section 3. Duties of Vice President. In case of the absence of the President, the Vice President, or, if there be more than one Vice President. then the Vice Presidents, according to their seniority, shall preside at the meetings of the stockholders of the Corporation. In the event of the absence, resignation, disability or death of the President, such Vice President shall exercise all the powers and perform all the duties of the President until the return of the President or until such disability shall have been removed or until a new President shall have been elected.

                  THE SECRETARY AND ASSISTANT SECRETARIES

 Section 4. Duties of Secretary. The Secretary shall attend all meetings of the stockholders and shall record all the proceedings thereof in a book to be kept for that purpose and he shall be the custodian of the corporate seal of the Corporation. In the absence of the Secretary, then the Assistant Secretary or any

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 other person appointed or elected by the Board of Directors, as is elsewhere in these By-Laws provided, may exercise the rights and perform the duties of the Secretary.


Section 5. Duties of Assistant Secretary. The Assistant Secretary, or, if there be more than one Assistant Secretary, then the Assistant Secretaries in the order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. Any Assistant Secretary elected by the Board of Directors shall also perform such duties and exercise such powers as the Board of Directors shall from time to time prescribe.

                  THE TREASURER AND ASSISTANT TREASURERS

Section 6. Duties of Treasurer. The Treasurer shall keep full and correct accounts of the receipts and expenditures of the Corporation in books belonging to the Corporation, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation and in such depositories as may be designated by the Board of Directors, and shall, if the Board shall so direct, give bond with sufficient security and in such amount as may be required by the Board of Directors for the faithful performance of his duties. He shall disburse funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as the chief fiscal officer of the Corporation, and of the financial condition of the Corporation.

Section 7. Duties of Assistant Treasurer. The Assistant Treasurer, or if there be more than one Assistant Treasurer, then the Assistant Treasurers in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. Any Assistant Treasurer elected by the Board shall also perform such duties and exercise such powers as the Board of Directors shall from time to time prescribe.

                               ARTICLE  VIII

                       CHECKS, DRAFTS, NOTES, ETC.

Section 1. Authorized Signatures on Checks. All checks shall bear the signature of such person or persons as the Board of Directors may from time to time direct.

Section 2. Authorized Signatures on Notes and Drafts. All notes and other similar obligations and acceptances of drafts by the Corporation shall be signed by such person or persons as the Board of Directors may from time to time direct.
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Section 3.  Endorsement Authorization.  Any officer of the
Corporation or any other employee, as the Board of Directors may from time to time direct, shall have full power to endorse for deposit all checks and all negotiable paper drawn payable to his or their order or to the order of the Corporation.

                                ARTICLE IX

                              CORPORATE SEAL

 Section 1. Requirements of Corporate Seal. The Corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Illinois". Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 ARTICLE X

                                 DIVIDENDS

 Section 1. Time of Declaration. Dividends upon the shares of the stock of the Corporation may, subject to the provisions of the Certificate of Incorporation, if any, be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the stock of the Corporation.

Section 2. Reserve Fund. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem to be for the best interests of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

                                ARTICLE  XI

                                FISCAL YEAR

Section 1.  Term of Fiscal Year.  The fiscal year of the
Corporation shall begin on January 1 of each year, and end on December 31 of each year.


                                ARTICLE XII

                                  NOTICES

Section 1.  Form of Notice.  Whenever under the provisions of

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 these By-Laws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, and such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such director or stockholder at such address as shall appear on the books of the Corporation or, if the address of such director or stockholder does not appear on the books of the Corporation, to such director or stockholder at the General Post Office in the City of Chicago, Illinois and such notice shall be deemed to be given at the time it shall be so deposited in the post office or letter box. In the case of directors, such notice may also be given by telephone, telegraph or cable.

 Section 2. Waiver of Notice. Any notice required to be given under these By-Laws may be waived in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein.

 Section 3. Indemnification. Each director and officer (and his heirs, executors, and administrators) shall be indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Corporation, except in relation to any action, suits or proceedings in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
In the absence of adjudication which expressly finds that the director or officer is so liable or which expressly absolves him of liability for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a written opinion of independent counsel. Amounts paid in settlement shall not exceed costs, fees and expenses which would have been reasonably incurred if the action, suit or proceeding had been litigated to a conclusion. Such a determination by independent counsel, and the payments of amounts by the Corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the Corporation or its security holders by reason of the conduct as used herein. The foregoing provisions shall be exclusive of any other rights of indemnification to which the officers and directors might otherwise be entitled.
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                               ARTICLE XIII

                                AMENDMENTS

Section 1. These By-Laws may be amended, altered, repealed or added to at the annual meeting of the stockholders of the Corporation or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors called for the purpose, by the affirmative vote of the holders of a majority of the shares of stock of the Corporation then issued and outstanding and entitled to vote, or by a majority of the whole Board of Directors, as the case may be.

                                ARTICLE XIV

                          INVESTMENT RESTRICTIONS

The By-Laws of the Fund provide the following fundamental investment restrictions; the Fund may not, except (A) by approval of a majority of the voting securities present at a duly called meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (B) of more than 50% of the outstanding voting securities, whichever is less:

(a)  Act as underwriter for securities of other issuers.

(b) Borrow money or purchase securities on margin, but may obtain such short term credit as may be necessary for clearance of purchases and sales of securities for temporary or emergency purposes in an amount not exceeding 5% of the value of its total assets.

(c)  Sell securities short.

(d) Invest in securities of other investment companies except as part of a merger, consolidation, or purchase of assets approved by the Fund's shareholders or by purchases with no more than 10% of the Fund's assets in the open market involving only customary broker's commissions.

(e) Invest more than 25% of its assets at the time of purchase in any one industry.

(f) Make investments in commodities, commodity contracts or real estate although the Fund may purchase and sell securities of companies which deal in real estate or interests therein.

(g) Make loans. The purchase of a portion of a readily marketable issue of publicly distributed bonds, debentures or other debt securities will not be considered the making of a loan.
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(h)  Acquire more than 10% of the securities of any class of another issuer, treating all preferred securities of an issuer as a single class and all debt securities as a single class, or acquire more than 10% of the voting securities or another issuer.

(i) Invest in companies for the purpose of acquiring control of the management thereof.

(j) Purchase or retain securities of any issuer if those officers and directors of the Fund or its Investment Adviser owning individually more than 1/2 of 1% of any class of security collectively own more than 5% of such class of securities of such issuer.

(k) Pledge, mortgage hypothecate, or otherwise encumber any of its assets, except as a temporary measure for extraordinary or emergency purposes, and then not in excess of 15% of its assets taken at cost.

(l) Invest in securities which may be subject to registration under the Securities Act of 1933 prior to sale to the public or which are not at the time of purchase readily saleable.

(m) Invest more than 5% of the total Fund assets, taken at market value at the time of purchase, in securities of companies with less than three years' continuous operation, including the operation of any predecessor.

(n) Purchase securities on margin, except such short-term credits as are necessary for the clearance of transactions and make short sales of securities (except short sales against the box).
(o) Invest more than 5% of its total assets in warrants, whether or not the warrants are listed on the New York Stock Exchange, or more than 2% of the value of the assets of the Fund in warrants which are not listed on that exchange. Warrants acquired in units or attached to securities are not included in this restriction.

(p) Invest in restricted, illiquid or other securities without readily available market quotations.